Exhibit 10.3

Amended and Restated Equity Pledge Agreement

This Amended and Restated Equity Pledge Agreement (hereinafter referred to as the “Agreement”) is signed on September 16, 2019 in Shenzhen, China, by:

Shenzhen OneConnect Technology Service Co., Ltd. (深圳壹账通科技服务有限公司) (“Pledgee”), a limited liability company established and existing in accordance with the laws of China, having its address at Room 201, Building A, No.1 Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen, with the entire equity in Pledgee ultimately and beneficially held by OneConnect Financial Technology Co., Ltd. (the “Ultimate Controlling Shareholder”), a Cayman Islands exempted limited liability company;

Shenzhen Ping An Financial Technology Consulting Co., Ltd. (深圳平安金融科技咨询有限公司) (“Pledgor A”), a limited liability company established and existing in accordance with the laws of China, having its address at 47F, Ping An Financial Center, 5033 Yitian Road, Futian Community, Futian Street, Futian District, Shenzhen;

Shenzhen Lanxin Enterprise Management Co., Ltd. (深圳兰炘企业管理有限公司) (“Pledgor B”), a limited liability company established and existing in accordance with the laws of China, having its address at Room 201, Building A, No.1 Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (settled with Shenzhen Qianhai Commercial Secretary Co., Ltd.);

Shanghai Jinningsheng Enterprise Management Limited Partnership (上海金甯晟企业管理合伙企业（有限合伙）) (“Pledgor C”), a limited partnership established and existing in accordance with the laws of China, having its address at Unit 3507, 35F, 1333 Lujiazui Ring Road, China (Shanghai) Pilot Free Trade Zone;

Urumqi Guangfengqi Equity Investment Limited Partnership (乌鲁木齐广丰旗股权投资有限合伙企业) (“Pledgor D”, together with Pledgor A, Pledgor B and Pledgor C, “Pledgor”), a limited partnership established and existing in accordance with the laws of China, having its address at Room 47, Area B, 4F, West Green Valley Building, 752 Kashi West Road, Urumqi Economic and Technological Development Zone, Xinjiang;

OneConnect Smart Technology Co., Ltd. (ShenZhen) (深圳壹账通智能科技有限公司) ( “Company”), a limited liability company established and existing in accordance with the laws of China, having its address at Room 201, Building A, No.1 Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (settled with Shenzhen Qianhai Commercial Secretary Co., Ltd.);

Li Jie (李捷), a Chinese citizen, ID Card No.: ***;

Xu Liang (许良), a Chinese citizen, ID Card No.: ***;

Wang Wenjun (王文君), a Chinese citizen, ID Card No.: ***; and

Dou Wenwei (窦文伟), a Chinese citizen, ID Card No.: ***.

(Li Jie, Xu Liang, Wang Wenjun and Dou Wenwei are hereinafter collectively referred to as “Individual Shareholders” or “Indirect Shareholders”; Indirect Shareholders and Pledgor are hereinafter collectively referred to as the “Shareholders”.)

In the Agreement, the entities and persons above are individually referred to as a “Party” and collectively referred to as the “Parties”.

WHEREAS

1.                                      The Pledgor is a company or enterprise established and validly existing in accordance with the laws of China and holding a total of 100% Equity Interest in the Company. The Company is a limited liability company registered and validly existing in Shenzhen, China. The Company acknowledges the respective rights and obligations of the Pledgor and the Pledgee hereunder and agrees to provide any necessary support in the registration of the Pledge;

2.                                      The Pledgee is a limited liability company established, registered and validly existing in Shenzhen;

3.                                      The parties signed the Equity Pledge Agreement (the “Original Equity Pledge Agreement”) on January 29, 2018, and agree to the amendment to the Original Equity Pledge Agreement and the replacement of such agreement with the Agreement;

4.                                      The Pledgor has signed or will sign:

a)                         the Amended and Restated Exclusive Equity Purchase Option Agreement on September 16, 2019;

b)                         the Amended and Restated Exclusive Asset Purchase Option Agreement on September 16, 2019;

c)                          the Amended and Restated Equity Voting Proxy Agreement on September 16, 2019; and

d)                         Loan Contracts, Counter-guarantee Contracts and otherwise (if applicable);

5.                                      The Company has signed:

a)                         the Amended and Restated Exclusive Business Cooperation Agreement on September 16, 2019;

b)                         the Amended and Restated Exclusive Equity Purchase Option Agreement on September 16, 2019;

c)                          the Amended and Restated Exclusive Asset Purchase Option Agreement on September 16, 2019; and

d)                         the Amended and Restated Equity Voting Proxy Agreement on September 16, 2019;

6.                                      On the date of the Agreement, the Individual Shareholders respectively issue to the board of directors of the Ultimate Controlling Shareholder, a letter of undertaking with regard to the Agreement, and the rights and interests indirectly held by it in the Operating Entity (the “Letter of Undertaking of Individual Shareholder”); and

7.                                      Indirect Shareholders and the Pledgor agree to pledge all the Equity Interest held by the Pledgor in the Company to secure:

(1)         any and all of obligations of the Pledgor under the agreements specified in Article 4 above; and

(2)         any and all of obligations of the Company under the agreements specified in Article 5 above; and

(3)         any and all of obligations of any Individual Shareholder under the Letter of Undertaking of Individual Shareholder specified in Article 6 above.

The Shareholders (including the Pledgor) and the Company are individually referred to as an “Obligor” and collectively referred to as the “Obligors”; and all their obligations under this article, and all direct, indirect and derivative losses and losses of predictable benefits incurred by the Pledgee due to any Event of Default (as defined below) of the Pledgor and/or the Company (the amount of such losses is based on, among others, reasonable business plans and profit forecasts of the Pledgee; and all expenses incurred by the Pledgee to compel the Pledgor and/or the Company to perform its contractual obligations) are collectively referred to as the “Secured Debts”. The aforesaid agreements in Articles 4 and 5 are individually referred to as a “Series Cooperation Agreement” and collectively referred to as the “Series Cooperation Agreements”.

1.                                      Definitions

Unless otherwise specified herein, the following terms have the following meanings:

1.1                               “Pledge” means the security interest granted to the Pledgee by the Pledgor under Article 2 hereof, namely the right of priority that the Pledgee have against the conversion, auction or sale price of the Equity Interest.

1.2                               “Equity Interest” means all equity interest currently and legally held and to be acquired in the future by the Pledgor in the Company.

1.3                               “Pledge Term” means the term specified in Article 3 hereof.

1.4                               “Loan Contract” means any loan contract, entrusted loan contract or other fund arrangement signed by any bank with the Pledgor according to the instructions, guarantees or other arrangements of the Pledgee or its designee.

1.5                               “Counter-guarantee Contract” means the counter-guarantee contract signed by the Pledgee or its designee and the Pledgor, pursuant to which the Pledgor provides counter-guarantee to the Pledgee or its designee so that the Pledgee or its designee may recover losses from the Pledgor upon assuming a guarantee responsibility under a Guarantee Contract in the future. For the above purpose, “Guarantee Contract” means any guarantee contract or other similar arrangement signed by the Pledgee or its designee with a bank for the purpose of guaranteeing the performance by the Pledgor of Loan Contracts or other fund arrangements between the Pledgor and the bank.

1.6                               “Event of Default” means any event specified in Article 7 hereof.

1.7                               “Default Notice” means notice given by the Pledgee hereunder, stating that an Event of Default has occurred.

1.8                               “China” means the People’s Republic of China, for the purpose of the Agreement, excluding Hong Kong, Macau and Taiwan.

1.9                               “Series Cooperation Agreement” is defined in the Whereas Clauses hereof.

1.10                        “Obligor” is defined in the Whereas Clauses hereof.

1.11                        “Secured Debts” is defined in the Whereas Clauses hereof.

2.                                      Pledge

2.1                               The Pledgor hereby grants the Pledgee the first priority pledge over its 100% Equity Interest in the Company (including 100% Equity Interest currently owned by the Pledgor in the Company and all equity interest in relation thereto), for the immediate and full performance of any and all Secured Debts under the Series Cooperation Agreement by all Obligors.

2.2                               The Parties understand and agree that the currency value estimated as a result of or in relation to Secured Debts is a variable and floating value until the Final Settlement Date (as defined below).

2.3                               In case of any of the following events (“Final Settlement Event”), the values of the Secured Debts shall be determined, based on the total Secured Debts due and outstanding at the date immediately preceding the date of such event, or at the date of such event (“Confirmed Debts”):

(a)                                 the expiry of any Series Cooperation Agreement, or the termination of such agreement in accordance with relevant provisions thereof;

(b)                                 the occurrence of an Event of Default under Article 7 hereof, which has not been remedied, leading to the Pledgee giving Default Notice to the Pledgor in accordance with Article 7.3;

(c)                                  insolvency or possible insolvency of the Pledgor and/or the Company, in the reasonable opinion of the Pledgee through appropriate investigation; or

(d)                                 any other event in which Secured Debts are required to be determined in accordance with relevant laws and regulations of China.

2.4                               For the avoidance of doubt, the date of occurrence of the Final Settlement Event shall be the final settlement date (the “Final Settlement Date”). The Pledgee has the right to, at its option, enforce the Pledge in accordance with Article 8 on or after the Final Settlement Date.

2.5                               During the Pledge Term, the Pledgee has the right to receive any dividend or other distributable interests arising out of the Equity Interest. No dividends or profits shall be distributed to the Pledgor for the Equity Interest, except with the prior written consent of the Pledgee. After the deduction of taxes payable by or required to be withheld and paid by the Pledgor in accordance with applicable laws of China, the dividends or profits distributed to the Pledgor as a result of the Equity Interests with the prior written consent of the Pledgee, shall, as required by the Pledgee, be (a) deposited into the designated account of the Pledgee, managed by the Pledgee, and used for securing contractual obligations and repaying Secured Debts first; or (b) subject to laws of China, unconditionally returned to the Pledgee or its designee.

3.                                      Pledge Term

3.1                               The pledge term (the “Pledge Term”) commences on the date of registration of the Pledge with the administrative department for industry and commerce in the place where the Company is located (the “Registration Authority”), until the last obligation secured by the Pledge is paid or fulfilled. The parties agree that upon execution of the Agreement, the Pledgor and the Pledgee shall immediately (but in no event later than 20 days following the date of signing the Agreement) apply to the Registration Authority for the equity interest pledge registration in accordance with the Measures of Administrative Departments for Industry and Commerce for Equity Interest Pledge Registration. The parties further agree that within fifteen (15) days following the date on which the Registration Authority formally accepts the application for equity interest pledge registration, all procedures for equity interest pledge registration shall be completed, and the registration notice issued by the Registration Authority shall be obtained, and the equity interest pledge shall be recorded completely and accurately in the equity interest pledge register by the Registration Authority. The Company acknowledges the respective rights and obligations of the Pledgor and the Pledgee hereunder and agrees to provide any necessary support in the registration of the Pledge.

3.2                               If any Obligor fails to repay any of its Secured Debts under the Series Cooperation Agreement during the Pledge Term, the Pledgee has the right, but is not obligated, to dispose of the Pledge in accordance with the Agreement.

4.                                      Retention of Records of Equity Interest Subject to the Pledge

4.1                               During the Pledge Term, the Pledgor shall deliver into the custody of the Pledgee within one week following the date of equity interest registration, original share capital contribution certificates, registers of shareholders recording the Pledge and other documents reasonably required by the Pledgee (including but not limited to the pledge registration notice issued by the Registration Authority). The Pledgee shall keep the documents during the Pledge Term.

5.                                      Representations and Warranties of Shareholders (Including the Pledgor) and the Company

The Shareholders (including the Pledgor) and the Company

5.1                               The Pledgor is the sole legal owner and beneficiary of the Equity Interest. Subject to a separate agreement signed by the Pledgor and the Pledgee, the Pledgor has the legal, full and sufficient ownership of the Equity Interest, and there are no disputes over the ownership of the Equity Interest. The Pledgor has the right to dispose of the Equity Interest and any part thereof. The Pledgor has the legitimate power and ability to sign the Agreement and undertake legal obligations in accordance with the Agreement.

5.2                              The Equity Interest can be pledged and transferred by law, and the Pledgor has full rights and powers to pledge the Equity Interest to the Pledgee in accordance with the Agreement.

5.3                               The Agreement, once duly signed by the Pledgor, constitutes a legal, valid and binding obligation of the Pledgor.

5.4                              The consent, permission, waiver, authorization from any third party or the approval, permission, exemption from, or registration or filings with, any government authority (if required by law) required for the execution and performance of the Agreement and the equity interest pledge hereunder have been obtained and completed, and will be in full force and effect during the term of the Agreement.

5.5                              The pledge hereunder constitutes the first security interest over the Equity Interest.

5.6                              All taxes and costs payable as a result of the acquisition of the Equity Interest shall be paid by the Pledgor.

5.7                               The Pledgee has the right to dispose of and transfer the Equity Interest in accordance with the Agreement.

5.8                               Except for the Series Cooperation Agreement, the Pledgor does not create any security interest or other encumbrances over the Equity Interest, and the ownership of the Equity Interest is not subject to any disputes, limitation under attachment and other legal procedures or similar threats, and may be pledged and transferred in accordance with applicable laws.

5.9                               The execution by the Pledgor of the Agreement and exercise of its rights hereunder, performance of its obligations hereunder, will not violate any laws, regulations, or any agreement or contract to which the Pledgor is a party, or any undertaking made by the Pledgor to any third party.

5.10                        All documents, materials, statements, certificates and otherwise provided by the Pledgor to the Pledgee are accurate, authentic, complete and valid.

5.11                        The Pledgor hereby warrants to the Pledgee that the aforesaid representations and warranties are true and accurate in any circumstance at any time prior to completion of all contractual obligations and repayment of all Secured Debts, and will be completely complied with.

5.12                        In case of death or incapacity of any Individual Shareholder or any event that may affect the holding or exercise of the Equity Interest indirectly held by it in the Pledgor or the Company, (i) any successor of such Individual Shareholder or (ii) a natural or legal person designated by the Pledgee for such Individual Shareholder in accordance with the Letter of Undertaking of Individual Shareholder signed by such Individual Shareholder (the “Designated Assignee”), shall be deemed a party to the Agreement and shall assume all the rights and obligations of such Individual Shareholder hereunder. In case of any succession, or transfer of the Equity Interest under the Letter of Undertaking of Individual Shareholder, the Shareholder will go through all necessary procedures and take all necessary actions to secure government approvals (if applicable) necessary for the transfer of the Equity Interest.

The Company represents and warrants to the Pledgee as follows:

5.13                        The Company has been duly incorporated and legally existing under the laws of the PRC as an independent legal person entity and has the full and independent legal status and capacity to execute, deliver and perform the Agreement.

5.14                       All reports, documents and information provided by the Company to the Pledgee in relation to the Equity Interest and all matters required hereunder prior to the effective date hereof shall be true and correct in all material aspects upon entry into force of the Agreement. All reports, documents and information provided by the Company to the Pledgee in relation to the Equity Interest and all matters required hereunder after the effective date hereof shall be true and correct in all material aspects upon provision.

5.15                        The Agreement is duly executed by the Company and shall constitute legal, valid and binding obligations of the Company.

5.16                        The Company has the full internal power and authority to execute and deliver the Agreement and any other documents relating to the transaction hereunder, and has the full power and authority to complete the transaction described herein.

5.17                        There are no significant security interests or other encumbrances as to the Company’s assets that may affect the rights and interests of the Pledgee in the Equity Interest, including but not limited to any transfer of the Company’s intellectual property rights or assets with value of more than RMB1 million or any encumbrance on property rights or use rights thereto.

5.18                        The Company shall not occur, succeed, provide guarantee for or allow for the existence of any debts without the prior written consent of the Pledgee, except for (i) any debts incurred in the normal course of business rather than through loans; and (ii) any debts disclosed to and approved by the Pledgee in writing;

5.19                        The Company has been operating all businesses in the normal course to maintain the value of its assets, and shall not perform any actions or inactions that may affect its business conditions and value of assets;

5.20                        To the knowledge of the Company, there are no pending or threatened actions, arbitrations or other proceedings against the Equity Interest, the Company or its assets in any court or arbitral tribunal, nor any pending or threatened administrative procedures or penalties posed by any government agency or administrative authority against the Equity Interest, the Company or its assets, which may cause material or adverse effect on the Company’s financial status or on the Pledgor’s capacity to perform its obligations or guarantee liabilities hereunder.

5.21                        The Company hereby agrees to assume joint and several liabilities to the Pledgee in connection with any representations and warranties made by the Pledgor hereunder.

5.22                        The Company hereby undertakes to the Pledgee that the above-mentioned representations and warranties are true and correct and will be fully complied with in any circumstances and at any time until the full performance of obligations hereunder and the full settlement of the Secured Debts.

6.                                      Undertakings and Further Consent by the Company and Shareholders (Including the Pledgor)

The Shareholders (including the Pledgor) undertake and further agree as follows:

6.1                               The Shareholders (including the Pledgor) hereby undertakes to the Pledgee that the Pledgor during the term of the Agreement:

6.1.1                     shall, without the prior written consent of the Pledgee, not transfer or allow others to transfer all or any part of the Equity Interest, nor shall place or allow for existence of any security interests or other encumbrances that may affect the rights and interests of the Pledgee in the Equity Interest, save for the performance of the Series Cooperation Agreement;

6.1.2                     shall comply with all laws and regulations applicable to the pledge of rights, and in case of receiving any notices, orders or advices issued or formulated by relevant authorities (or any other relevant parties) in relation to the Pledge, the Pledgor shall provide such notices, orders or advices to the Pledgee within 5 days after its receipt and follow such notices, orders or advices or submit objection and statement on such matters according to the reasonable request of or approval by the Pledgee;

6.1.3                     shall immediately notify the Pledgee in writing in case of any event or any notice received by the Pledgor that may affect the Pledgee’s rights in the Equity Interest or any part thereof, or that may affect any warranties or other obligations of the Pledgor arising from the Agreement, and shall take all necessary actions according to the reasonable request of the Pledgee to ensure the Pledgee’s pledge interests to the Equity Interest.

6.2                               The Shareholders (including the Pledgor) agree that the Pledgee’s rights to the Pledge hereunder shall not be interrupted or prejudiced by the Pledgor or its successor or representative or any other persons through any proceedings.

6.3                               For the purpose of protecting or improving the security interests granted hereunder in relation to the performance of obligations under the Series Cooperation Agreement, the Shareholders (including the Pledgor) hereby undertake to execute and procure any other parties interested in the Pledge to execute in good faith all certificates, agreements, deeds and/or undertakings as required by the Pledgee. The shareholders (including the Pledgor) also undertake to take and procure any other parties interested in the Pledge to take actions as required by the Pledgee to facilitate the Pledgee’s exercise of any rights and authority hereunder, and execute all relevant documents relating to the ownership of the Equity Interest with the Pledgee or its designated person (natural person / legal person). The Shareholders (including the Pledgor) undertake to provide the Pledgee with all notices, orders and decisions relating to the Pledge as required by the Pledgee within reasonable time.

6.4                               The Shareholders (including the Pledgor) hereby undertake to the Pledgee that they will follow and perform all warranties, undertakings, agreements, representations and conditions hereunder. In case of any failure to perform or any partial performance of such warranties, undertakings, agreements, representations and conditions, the Shareholders (including the Pledgor) shall compensate the Pledgee for all losses arising therefrom.

6.5                               In case that any court or any other government authority imposes any enforcement actions against the Equity Interest pledged hereunder for any reason, the Pledgor shall make all efforts, including but not limited to submitting other guarantees to such court or taking other actions, to release such enforcement actions imposed by such court or other government authority against the Equity Interest.

6.6                               To the extent of any potential reduction in the value of the Equity Interest that may undermine the rights of the Pledgee, the Pledgee may request the Pledgor to provide additional collaterals or guarantees. In case that the Pledgor fails to do so, the Pledgee may auction or sell the Equity Interest at any time, and any proceeds received from such auction or sale shall be used to pay off the Secured Debts in advance or be deposited. Any expenses incurred therefrom shall be borne by the Pledgor.

6.7                               Without the prior written consent of the Pledgee, the Pledgor and/or the Company shall not (or shall not cause any other parties to) increase, reduce or transfer the registered capital of the Company (or its contribution to the Company) or place any encumbrances thereon (including on the Equity Interest). Subject to this provision, any equity of the Company registered and obtained by the Pledgor after the date of the Agreement shall be referred to as “Additional Equity Interest”. The Shareholders (including the Pledgor) and the Company shall immediately execute a supplementary equity pledge agreement with the Pledgee in respect of the Additional Equity Interest upon the Pledgor’s acquisition of the Additional Equity Interest, procure the Company to approve such supplementary equity pledge agreement at the Board meeting and the general meeting, and submit all necessary documents necessary to the supplementary equity pledge agreement to the Pledgee, including but not limited to: (a) the original copy of the contribution certificate of shareholders relating to the Additional Equity Interest issued by the Company; and (b) the verified copy of capital verification report relating to the supplementary equity pledge agreement issued by a Chinese CPA. The Pledgor and the Company shall register the establishment of the pledge of the Additional Equity Interest in accordance with the provision of Article 3.1 of the Agreement.

6.8                               Unless any prior contrary instructions are given by the Pledgee in writing, the Shareholders (including the Pledgor) and/or the Company agrees that in case of any transfer of part or all of the Equity Interest between the Pledgor and any third party (“Equity Interest Transferee”) in violation of the Agreement, the Shareholders (including the Pledgor) and/or the Company shall procure the Equity Interest Transferee to unconditionally acknowledge the Pledge and complete any necessary registration formality relating to the change of the Pledge, including but not limited to the execution of any relevant documents, to ensure the existence of the Pledge.

The Company undertakes and further agrees as follows:

6.9                               In case that the execution and performance of the Agreement and the equity pledge hereunder are subject to any consent, permission, waiver or authorization of any third party or any approval, permission, waiver or registration or filing (if required by law) from any government authority, the Company shall endeavour to cause to obtain such consent, permission, waiver or authorization or such approval, permission, waiver or registration or filing, and maintain its full force and effect during the term of the Agreement.

6.10                        The Company shall not provide any loans or credits or any form of guarantee to any persons or entities without the prior written consent of the Pledgee, or cause or allow the Pledgor to establish any new pledge or grant any other security interests in respect of the Equity Interest, and nor shall cause or allow the Pledgor to transfer the Equity Interest.

6.11                        The Company together with the Pledgor agrees to jointly and strictly abide by the obligations under Articles 6.7 and 6.8 of the Agreement.

6.12                        Without the prior written consent of the Pledgee, the Company shall not transfer its assets or place thereon or allow for the existence of any security interests or other encumbrances as to the Company’s assets that may affect the rights and interests of the Pledgee in the Equity Interest, including but not limited to any transfer of the Company’s intellectual property rights or assets with value of more than RMB1 million or any encumbrances on property rights or use rights thereto.

6.13                        In case there occurs any actions, arbitrations or other requests that may cause adverse effect on the Company, the Equity Interest or the Pledgee’s interests under the Series Cooperation Agreement and the Agreement, the Company shall notify the Pledgee in writing as soon as possible and in a timely manner, and take all necessary actions at the reasonable request of the Pledgee to ensure the Pledgee’s pledge interests to the Equity Interest.

6.14                        The Company shall not engage in or permit any acts or actions that may cause adverse effect on the Pledgee’s interests or Equity Interest under the Series Cooperation Agreement and the Agreement.

6.15                        The Company shall provide the Pledgee with the financial statements of the Company for the previous calendar quarter within the first month of each calendar quarter, including but not limited to the balance sheet, income statement and cash flow statement. The Company shall provide the Pledgee with the audited financial statements of the Company for the current financial year within 90 days after the end of each financial year, which shall be audited and certified by an independent CPA approved by the Pledgee.

6.16                        The Company undertakes to take all necessary actions and execute all necessary documents according to the reasonable request of the Pledgee to ensure the Pledgee’s pledge interests to the Equity Interest and its exercise and realization of such interests.

6.17                        In case of any transfer of equity resulting from the exercise of the Pledge hereunder, the Company undertakes to take all actions to complete the transfer.

7.                                      Event of Default

7.1                               Any of the following circumstances shall be considered as an event of default:

7.1.1                     Any Obligor fails to perform its Secured Debts under the Series Cooperation Agreement in full or on time;

7.1.2                     Any representations or warranties made by any shareholder under Article 5 of the Agreement contains any material misstatement or error, and/or any shareholder violates any warranties under Article 5 of the Agreement;

7.1.3                     The Shareholders and the Company fail to complete the registration of the equity pledge with any registration authority in accordance with the provision of Article 3.1;

7.1.4                     The Shareholders or the Company fails to comply with any provisions of the Agreement;

7.1.5                     Unless as expressly provided in Article 6.1.1, the Pledgor transfers or intends to transfer or withdraw the Equity Interest or assigns the Equity Interest without the written consent of the Pledgee;

7.1.6                     Pledgor’s own loans, guarantees, compensation, undertakings or other debt liabilities to any third party (1) are required to repay or perform in advance due to the Pledgor’s default; or (2) have not been repaid or performed upon maturity;

7.1.7                     Any approval, license, permission or authorization from any government authority that causes the Agreement enforceable, legal and valid is withdrawn, suspended, invalidated or substantially changed;

7.1.8                     The enactment of any applicable law causes the Agreement to be illegal or prevents the Shareholders from continuing to perform their obligations hereunder;

7.1.9                     Any adverse changes in the property owned by the Pledgor cause the Pledgee to believe that the Pledgor’s capacity to perform its obligations hereunder has been affected;

7.1.10              Any successor or trustee of the Company is only capable to partially perform or refuse to perform any obligations under the Series Cooperation Agreement;

7.1.11              There occur any other circumstances that may cause the Pledgee’s incapacity or potential incapacity to exercise its rights under the Pledge.

7.2                               Upon any knowledge or discovery of any circumstances described in Article 7.1 or any events that may cause such circumstances, the Pledgor shall promptly notify the Pledgee in writing.

7.3                               Unless any event of default described in Article 7.1 have been resolved to the Pledgee’s satisfaction within thirty (30) days after the date of notice by the Pledgee, the Pledgee may issue a default notice to the Pledgor at any time during or after the occurrence of such events of default, requiring the Pledgor to immediately pay any amounts payable under the Series Cooperation Agreement and/or to dispose of the Pledge in accordance with Article 8 of the Agreement.

8.                                      Exercise of the Pledge

8.1                               Until the full performance of the Series Cooperation Agreement and the full repayment of any amounts payable thereunder, the Pledgor shall not transfer the Pledge or the Equity Interest without the written consent of the Pledgee.

8.2                               The Pledgee may issue a default notice to the Pledgor upon its exercise of the Pledge.

8.3                               Subject to the provision of Article 7.3, the Pledgee may exercise its rights to enforce the Pledge at the same time as the default notice is issued under Article 7.2 or at any time after the default notice is given. Once the Pledgee has chosen to enforce the Pledge, the Pledgor shall not be entitled to any rights or interests related to the Equity Interest.

8.4                               In the event of any default, the Pledgee shall be entitled to dispose of the Equity Interest under the Pledge within the scope of permission and in accordance with applicable laws. In case that there is any balance from all amounts received by the Pledgee due to its exercise of Pledge after the settlement of the Secured Debts, such balance shall be paid to the Pledgor or any persons entitled to such payment (without interest).

8.5                               Where the Pledgee disposes of the Pledge in accordance with the Agreement, the Shareholders and the Company shall provide necessary assistance to enable the Pledgee’s enforcement of the Pledge according to the Agreement.

8.6                               All actual expenses, taxes and all legal fees related to the establishment of the Pledge of the Equity Interest and the exercise of the Pledgee’s rights shall be borne by the Pledgor, save for those borne by the Pledgee as stipulated by the law.

9.                                      Assignment

9.1                               The Shareholders and the Company shall not be entitled to assign or delegate their rights and obligations hereunder without the prior written consent of the Pledgee.

9.2                               The Agreement shall be binding on the Shareholders and their successors and permitted assignees and shall be valid for the Pledgee and each of its successors and assignees.

9.3                               The Pledgee shall be entitled to assign any and all of its rights and obligations under the Agreement and the Series Cooperation Agreement to its designated person (natural person /legal person) at any time without the prior written consent of or prior notice to any Shareholders or the Company, and in such case, the assignee shall be entitled to the same rights and bear the same obligations relating to the Pledgee under the Agreement as if it were an original party to the Agreement. Where the Pledgee assigns any rights and obligations under the Agreement and the Series Cooperation Agreement, the Shareholders and the Company shall execute relevant agreements or other documents related to the assignment at the request of the Pledgee.

9.4                               In case of any changes of the Pledgee due to the assignment, the Shareholders and the Company shall execute a new pledge agreement with the new pledgee on the same terms and conditions hereof.

9.5                               All Obligors shall strictly comply with the provisions of the Agreement and any other contracts signed jointly or separately by all or any parties to the Agreement (including the Series Cooperation Agreement), and fulfill their obligations under this Agreement and any other contracts, but shall not perform any acts/inactions that may affect the validity and enforceability hereof and thereof. Unless otherwise instructed by the Pledgee in writing, the Shareholders shall not exercise any of their remaining rights in the Equity Interest pledged hereunder.

10.                               Termination

The Agreement shall be terminated upon the full performance of the Series Cooperation Agreement and the full payment of payables thereunder and until the termination of the Secured Debts of all Obligors thereunder. Upon termination of the Agreement, the Pledgee shall, as soon as reasonably practicable, release the equity pledge hereunder, and cooperate with the Pledgor to cancel the registration of equity pledge in the member register of the Company and with relevant registration authority. Any reasonable costs arising from the release of equity pledge shall be borne by the Pledgor.

11.                               Fees and other Expenses

All fees and actual expenses in connection with the Agreement, including but not limited to attorneys’ fees, cost of production, stamp duty and any other taxes and charges, shall be borne by the Company, unless otherwise agreed or required by applicable laws.

12.                               Confidentiality

Each party acknowledges that any oral or written information communicated hereunder shall be deemed as confidential. Each party shall keep all such information confidential and shall not disclose any relevant information to any third party without the prior written consent of other parties, except in the following circumstances: (a) such information has been or will be available to the public through ways other than disclosure by any receiver of such information ; (b) such information is required to disclose under applicable laws or any securities exchange rules; or (c) any party may disclose such information to its legal or financial counsels for the purpose of the transaction hereunder, and in such case, such legal or financial counsels shall be subject to confidentiality obligations similar to those under this Article. Any disclosure of any confidential information by employees or agencies of a party shall be deemed to be a disclosure by the party, and such party shall bear legal responsibilities for breach of the Agreement. This Article shall survive termination of the Agreement for any reasons.

13.                               Applicable Law, Dispute Settlement and Law Changes

13.1                        The execution, validity, interpretation and performance, and the settlement of disputes hereunder shall be governed by the laws of China.

13.2                        Any dispute arising out of interpretation and performance of the Agreement shall be firstly settled by amicable negotiation between the parties. If the parties fail to reach an agreement on the settlement of the dispute within 30 days after any party requests to settle the dispute through negotiation, any party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration which shall be conducted in Shanghai in accordance with its arbitration rules then in force. The language to be used in the arbitration proceedings shall be Chinese. The arbitration award shall be final and binding upon the parties.

13.3                        Upon the occurrence of any disputes arising from the interpretation and performance of the Agreement or if any dispute is under arbitration, except for the matters in dispute, the parties to the Agreement shall continue to exercise their respective rights and perform their respective obligations hereunder.

13.4                        In case of promulgation, amendment, or change in the interpretation or application, of any laws, regulations or rules of China, at any time after the execution of the Agreement, the following shall apply: (a) if the amendment to the laws or newly promulgated regulations are more favorable to any party than the relevant laws, regulations, decrees or rules in force on the date of the Agreement (and other parties are not materially and adversely affected), each party shall, in a timely manner, apply for the benefits arising out of such amendment or new regulations, and the parties shall use their best efforts to procure that the application is approved; and (b) if the aforesaid law amendment or newly promulgated regulations have direct or indirect material adverse impacts on the economic benefits of any party under the Agreement, the parties shall, through all legitimate means, obtain an exemption from compliance with such amendment or regulations, and make their best efforts to procure that the Agreement shall continue to be performed in accordance with the original terms. If the adverse impact on the economic benefits of any party cannot be addressed in accordance with the provisions of the Agreement, the parties shall, upon notice from the affected party to other parties, negotiate in a timely manner, and to the extent permitted by the laws of China, make all necessary amendments to the Agreement to maintain the economic benefits of the affected party hereunder.

13.5                        Subject to the laws of China, the arbitration tribunal may award compensation and injunctive relief in respect of the equity interests, rights and interests in assets, property interest, or land assets of Pledgor, (including but not limited to for handling businesses or for compulsory transfer of assets) or make a ruling on the liquidation of Pledgor. Upon the arbitration award becoming effective, any party has the right to apply to a court having jurisdiction for enforcement of the arbitration award. Subject to the laws of China, as a property preservation or enforcement measures, upon the request of any party to the dispute, the court having jurisdiction has the right to grant interim relief to the party, during the formation of an arbitration tribunal or to the extent permitted by laws. Subject to the laws of China, the courts in (i) Hong Kong, (ii) Cayman Islands, (iii) the place of incorporation of the Comapny (namely Shenzhen, China); and (iv) the place where main assets of the Ultimate Controlling Shareholder or the Company are located, shall have jurisdiction for the aforesaid purposes.

14.                               Notice

14.1                        All notices and other communications required or permitted under the Agreement shall be delivered by hand, prepaid registered mail, commercial courier service or fax to the following address of the receiving party. An email confirmation shall be sent, for each notice. Such notice shall be deemed to have been received:

14.1.1              on the date of delivering or refusing to receive the notice at the recipient address indicated in the notice, if delivered by hand, commercial courier service or prepaid registered mail;

14.1.2              on the date of successful transmission (as evidenced by the automatic transmission confirmation message), if sent by fax.

14.2                        For the purpose of notice, addresses of the parties are as follows:

Company:	Shenzhen OneConnect Technology Service Co., Ltd. (深圳壹账通科技服务有限公司)
Address:	55F, Ping An Financial Center, 5033 Yitian Road, Futian District, Shenzhen
Attn:	Legal representative

Company:	Shenzhen Ping An Financial Technology Consulting Co., Ltd. (深圳平安金融科技咨询有限公司)
Address:	47F, Ping An Financial Center, 5033 Yitian Road, Fu`an Community, Futian Street, Futian District, Shenzhen
Attn:	Legal representative

Company:	Shenzhen Lanxin Enterprise Management Co., Ltd. (深圳兰炘企业管理有限公司)
Address:	2F, Longfeng Building, 2 Kefa Road, Yuehai Street, Nanshan District, Shenzhen
Attn:	Legal representative

Company:	Shanghai Jinningsheng Enterprise Management Limited Partnership (上海金甯晟企业管理合伙企业（有限合伙）)
Address:	Unit 3507, 35F, 1333 Lujiazui Ring Road, China (Shanghai) Pilot Free Trade Zone
Attn:	Managing partner

Company:	Urumqi Guangfengqi Equity Investment Limited Partnership (乌鲁木齐广丰旗股权投资有限合伙企业)
Address:	Room 47, Area B, 4F, West Green Valley Building, 752 Kashi West Road, Urumqi Economic and Technological Development Zone, Xinjiang
Attn:	Managing partner

Company:	OneConnect Smart Technology Co., Ltd. (ShenZhen) (深圳壹账通智能科技有限公司)
Address:	55F, Ping An Financial Center, 5033 Yitian Road, Futian District, Shenzhen
Attn:	Legal representative

Name:	Jie Li
Address:	***

Name:	Liang Xu
Address:	***

Name:	Wenjun Wang
Address:	***

Name:	Wenwei Dou
Address:	***

14.3                        Either party may change its address for receiving notice at any time, by giving notice to other parties in accordance with the article.

15.                               Severability

If one or more provisions of the Agreement are held invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired in any aspect. The parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with valid provisions that most closely approximate the economic effect of such invalid, illegal or unenforceable provisions, to the maximum extent permitted by law and expected by the parties.

16.                               Successors

The Agreement is binding upon successors and permitted assigns of the parties.

17.                               Survival

17.1                        Any obligation arising from or becoming due as a result of the Agreement prior to the expiry or early termination of the Agreement shall survive the expiry or early termination of the Agreement.

17.2                        Articles 13, 14 and 17 shall survive the termination of the Agreement.

18.                               Waiver

No waiver by any party of any term and condition hereof shall be effective unless made in writing and signed by the parties. The waiver of any breach of the Agreement shall not be deemed a waiver of a similar breach on another occasion.

19.                               Amendments, Changes and Supplements

19.1                        No amendments, changes or supplements to the Agreement shall be valid, unless executed by each and all parties in writing and registered with relevant government authorities.

19.2                        If any changes to the Agreement are proposed by competent regulatory authorities or the securities exchange, or any changes in the securities listing rules or requirements applicable to the Agreement occur, all parties shall modify the Agreement accordingly.

20.                               Entire Agreement

Except for written amendments, supplements or changes hereto after the execution of the Agreement, the Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter of the Agreement and supersede all prior written or oral discussions, representations and contracts between them. The appendix hereto is part of the Agreement and shall have the same legal effect and force.

21.                               Language

The Agreement shall be written in Chinese. The Agreement shall be executed in twelve (12) counterparts, each of which shall be deemed as original and have the same legal effect and force. Each party shall hold one (1) copy, and the Pledgee shall hold the remaining copies.

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IN WITNESS WHEREOF, the parties have caused this Amended and Restated Equity Pledge Agreement to be duly executed by their respective authorized representatives on the date first written above.

Shenzhen OneConnect Technology Service Co., Ltd. (深圳壹账通科技服务有限公司)

Signature:	/s/ Wangchun Ye

Name:	Wangchun Ye

Title:	Legal representative

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Equity Pledge Agreement to be duly executed by their respective authorized representatives on the date first written above.

Shenzhen Ping An Financial Technology Consulting Co., Ltd. (深圳平安金融科技咨询有限公司)

Signature:	/s/ Tingyuan Zhou

Name:	Tingyuan Zhou

Title:	Legal representative

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Equity Pledge Agreement to be duly executed by their respective authorized representatives on the date first written above.

Shenzhen Lanxin Enterprise Management Co., Ltd. (深圳兰炘企业管理有限公司)

Signature:	/s/ Jie Li

Name:	Jie Li

Title:	Legal representative

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Equity Pledge Agreement to be duly executed by their respective authorized representatives on the date first written above.

Shanghai Jinningsheng Enterprise Management Limited Partnership (上海金甯晟企业管理合伙企业（有限合伙）)

Signature:	/s/ Jie Li

Name:	Jie Li

Title:	Managing partner

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Equity Pledge Agreement to be duly executed by their respective authorized representatives on the date first written above.

Urumqi Guangfengqi Equity Investment Limited Partnership (乌鲁木齐广丰旗股权投资有限合伙企业)

Signature:	/s/ Wenwei Dou

Name:	Wenwei Dou

Title:	Managing partner

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Equity Pledge Agreement to be duly executed by their respective authorized representatives on the date first written above.

OneConnect Smart Technology Co., Ltd. (ShenZhen) (深圳壹账通智能科技有限公司)

Signature:	/s/ Wangchun Ye

Name:	Wangchun Ye

Title:	Legal representative

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Equity Pledge Agreement to be duly executed by their respective authorized representatives on the date first written above.

Jie Li

Signature:	/s/ Jie Li

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Equity Pledge Agreement to be duly executed by their respective authorized representatives on the date first written above.

Liang Xu

Signature:	/s/ Liang Xu

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Equity Pledge Agreement to be duly executed by their respective authorized representatives on the date first written above.

Wenjun Wang

Signature:	/s/ Wenjun Wang

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Equity Pledge Agreement to be duly executed by their respective authorized representatives on the date first written above.

Wenwei Dou

Signature:	/s/ Wenwei Dou